Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

PepGen Inc.

(Exact name of registrant as specified in its charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	2,060,353 (3)	$12.00	$24,724,236.00	$0.0000927	$2291.94

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,114,976(4)	$12.00	$13,379,712.00	$0.0000927	$1240.30

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	226,000(5)	$12.00	$2,712,000.00	$0.0000927	$251.40

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,145,024(6)	$12.00	$13,740,288.00	$0.0000927	$1273.72

Total Offering Amounts					$54,556,236.00		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$5,057.36

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), which become issuable under the 2020 Stock Plan (the “2020 Plan”), the 2022 Stock Option and Incentive Plan (the “2022 Plan”), and the 2022 Employee Stock Purchase Plan (the “2022 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $12.00, the average of the high and low price of the registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on May 5, 2022.

(3)

Represents 2,060,353 shares of common stock issuable upon the exercise of outstanding stock options awards under the 2020 Plan as of May 6, 2022. No further grants will be made under the 2020 Plan. To the extent outstanding options granted under the 2020 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2020 Plan, the number of shares underlying such awards will be available for future grant under the 2022 Plan.

(4)

Represents 1,114,976 shares of common stock reserved for issuance under the 2022 Plan. If awards outstanding under the 2020 Plan, as of the date of this Registration Statement, and the 2022 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2022 Plan. The 2022 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2022 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator.

(5)

Represents shares of common stock reserved for future issuance under the 2022 ESPP. The 2022 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2022 ESPP on January 1, 2023, and each January 1 thereafter through January 1, 2032. The number of shares added each year will be equal to the lesser of: (i) 678,000 shares of our common stock, (ii) 1% of the outstanding shares on the immediately preceding December 31, or (iii) such lesser number of shares of common stock as determined by the Administrator.

(6)

Represents 1,145,024 shares of common stock issuable upon the exercise of existing grants under the 2022 Plan. To the extent outstanding options granted under the 2022 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2022 Plan, the number of shares underlying such awards will be available for future grant under the 2022 Plan.